EXHIBIT 10.8
AMENDMENT NUMBER ONE
STOCK OPTION AGREEMENT
ORION ENERGY SYSTEMS, LTD.
2003 STOCK OPTION PLAN
          This AMENDMENT dated as of this 19th of February, 2007, of the AGREEMENT dated May 11, 2005, by and between Orion Energy Systems, Ltd., a Wisconsin corporation (the “Company”), and Bruce Wadman (the “Grantee”) (the “Option Agreement”).
          WHEREAS, pursuant to the Orion Energy Systems, Ltd. 2003 Stock Option Plan (the “Plan”) and the Option Agreement, the Company granted nonqualified stock options to the Grantee to purchase up to 100,000 shares of the Company’s common stock (“Stock”) at $4.50 per share;
          WHEREAS, the Stock split 2-for-1, effective April 1, 2006, such that the Grantee then held nonqualified stock options to purchase up to 200,000 shares of Stock at $2.25 per share;
          WHEREAS, the employment of the Grantee ended, effective February 19, 2007, and the right of the Grantee to exercise his option terminated as of May 20, 2007, in accordance with the Option Agreement;
          WHEREAS, the Plan, as amended by Amendment Number One thereto, provides that former employees are eligible to participate in the Plan;
          WHEREAS, the Company and the Grantee entered into a Separation Agreement which provides, among other things, for the amendment of the Option Agreement to grant the Grantee the right to exercise nonqualified stock options to purchase up to an aggregate of 40,000 shares of Stock at $2.25 per share as follows: (i) up to 20,000 shares at any time after the date of this Amendment and prior to March 31, 2010, and (ii) up to 20,000 shares at any time during the period from June 30, 2009, through March 31, 2010; and
          WHEREAS, it is desirable for the Company and the Grantee to enter into this Amendment Number One to the Option Agreement to set forth the terms and conditions described above.
          NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth in the Option Agreement and herein, the parties hereby mutually covenant and agree as follows:
          A. Pursuant to Section 21(b) of the Plan, the following provisions of the Option Agreement are hereby amended, effective as of the date of this Amendment, to read as follows:
          1. Option Grant: Subject to the terms and conditions of the Plan, as amended, and this Agreement, as amended, copies of which are attached hereto and made a part hereof, the Company grants to the Grantee the option to purchase from the Company all or any part of an aggregate number of 40,000 shares of Stock (such shares are referred to as the “Optioned Shares”, and the option to purchase the Optioned Shares is referred to as the “Option”). The Option is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code.
          2. Exercise Price. The exercise price to be paid by the Grantee for the Optioned Shares is $2.25 per share.
          3. Exercise Period. Subject to the conditions stated herein and in the Plan, the Option shall be exerciseable by the Grantee on and after the dates and as to the number of Optioned Shares as set forth below.

		Total # of Optioned
Date	# of Optioned Shares Exercisable	Shares Exercisable
February 19, 2007	20,000	20,000
June 30, 2009	20,000	40,000
          4. Exercise
          (a) In the event that the Grantee breaches any of his material covenants or obligations under the Separation Agreement, the Option shall forthwith terminate as of the date of the breach and the Grantee shall automatically forfeit all Optioned Shares underlying any portion of the Option exercised after the date of the breach for which the Company has not yet delivered the share certificates, upon refund by the Company of the exercise price paid by the Grantee for such Optioned Shares. Upon any exercise of the Option, the Company may withhold delivery of share certificates pending resolution of a good faith, bona fide allegation supported by demonstrable facts that could lead to a finding resulting in a forfeiture. The foregoing notwithstanding, the Company shall deliver share certificates to Grantee promptly after Grantee’s exercise thereof unless prior to the date Grantee exercises the option the Company has delivered written notice to Grantee of an allegation of Grantee’s breach of the material covenants or obligations under the Separation Agreement.
          (b) In the event that the Grantee dies, the Option shall remain exercisable pursuant to the terms of the Plan.
          9. Term. This Option may not be exercised more than nine (9) months after June 30, 2009, and may be exercised during such term only in accordance with the terms of the Plan and this Agreement, as amended.
          B. Pursuant to Section 21(b) of the Plan, Subsection 4(a) of the Option Agreement is hereby deleted, effective as of the date of this Amendment.
          C. Notwithstanding Section 12 of the Option Agreement, this Amendment shall supersede the provisions of the Option Agreement and the Plan, including, without limitation, Sections 5(e), 10 and 11 of the Plan, to the extent those provisions are inconsistent with the provisions of this Amendment; and specifically, Sections 5(e), 10 and 11 of the Plan shall not apply to Grantee. Except as otherwise provided herein, the provisions of the Option Agreement shall continue in full force and effect on and after the effective date of this Amendment.
          D. Neither this Agreement nor the Option Plan shall be in any way amended, revised or altered with respect to the options and associated shares of the Company which are the subject hereof without the express prior written consent of both the Company and Grantee. The undersigned officers of the Company hereby represent and warrant individually and on behalf of the Company that all this Agreement and all amendments to the Plan referenced herein have been duly authorized and adopted by the Company’s Board of Directors and are the valid and binding obligations of the Company.

ORION ENERGY SYSTEMS, LTD.

By:	/s/ Neal Verfuerth

Its President

By:	/s/ Eric von Estorff

Its Secretary
     The Grantee acknowledges receipt of the Plan and Amendment Number One thereto, copies of which are annexed hereto, and represents that he is familiar with the terms and provisions thereof. The Grantee hereby accepts this Amendment subject to all the terms and provisions of the Plan, except as otherwise expressly provided herein.

GRANTEE

/s/ Bruce Wadman

Bruce Wadman

SSN:

ADDRESS:

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